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                                CARNEGIE BANCORP
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints ___________ and _______________, each with full power of substitution, to vote all of the shares of CARNEGIE BANCORP ("Carnegie") standing in the undersigned's name at the Special Meeting of Shareholders of Carnegie, to be held at _________________________, on _______________, 199_, at _______ _.M., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR (i) approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 1995, among Carnegie, Carnegie Bank, N.A., a wholly owned subsidiary of Carnegie, Regent Bancshares Corp. ("Regent") and Regent National Bank, a wholly owned subsidiary of Regent; (ii) approval of an Amendment to the Certificate of Incorporation of Carnegie Bancorp to authorize the issuance of up to 1,500,000 shares of preferred stock, the rights, preferences and designations of which can be fixed at a later date by Carnegie's Board of Directors; (iii) approval of the 1995 Directors' Stock Option Plan and
(iv) approval of the 1995 Employee Stock Option Plan.

     The Board of Directors recommends a vote FOR approval of the (i) the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 1995, among Carnegie, Carnegie Bank, N.A., a wholly owned subsidiary of Carnegie, Regent and Regent National Bank, a wholly owned subsidiary of Regent; (ii) an Amendment to the Certificate of Incorporation of Carnegie to authorize the issuance of up to 1,500,000 shares of preferred stock, the rights, preferences and designations of which can be fixed at a later date by Carnegie's Board of Directors; (iii) the 1995 Directors' Stock Option Plan and (iv) the 1995 Employee Stock Option Plan.

     1. Approval of Proposal 1, the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 1995, among Carnegie, Carnegie Bank, N.A., a wholly owned subsidiary of Carnegie, Regent and Regent National Bank, a wholly owned subsidiary of Regent, as more fully described in the accompanying Joint Proxy Statement.

        (  ) For
        (  ) Against
        (  ) Abstain


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     2. Approval of Proposal 2, an Amendment to the Certificate of Incorporation
        of Carnegie to authorize the issuance of up to 1,500,000 shares of preferred stock, the rights, preferences and designations of which can be fixed at a later date by Carnegie's Board of Directors, as more fully described in the accompanying Joint Proxy Statement.

        (  ) For
        (  ) Against
        (  ) Abstain

     3. Approval of Proposal 3, the 1995 Directors' Stock Option Plan, as more fully described in the accompanying Joint Proxy Statement.

        (  ) For
        (  ) Against
        (  ) Abstain

    4. Approval of Proposal 4, the 1995 Employee Stock Option Plan, as more fully described in the accompanying Joint Proxy Statement.

       (  ) For
       (  ) Against
       (  ) Abstain

     5. In their discretion, such other business as may properly come before the meeting.

Dated: _____________, 199_.       ___________________________________________
                                  Signature



                                  -------------------------------------------
                                  Signature

                   (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                          PLEASE DATE, SIGN AND RETURN
                           THIS PROXY IN THE ENCLOSED
                                RETURN ENVELOPE.